Exhibit 10.18                                            May 9, 2000
                           CONE MILLS CORPORATION

                2000 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     1. Purpose. The purpose of the 2000 Stock Compensation Plan For Non-Employee Directors (the "Plan") of Cone Mills Corporation (the "Company") is
(a) to provide for the payment of directors' fees in Stock of the Company in order to conserve the Company's cash and more closely to align the interests of the directors and the Company's shareholders and (b) to permit nonemployee directors to defer payment of such fees.

     2. Definitions. Whenever used in this Plan, the following capitalized terms shall mean the following:

     "Account" shall mean the bookkeeping account established by the Company to record a Participant's Deferred Stock Units.

     "Act" shall mean the Securities Act of 1933, as amended.

     "Administrator" shall mean a director other than an Eligible Director, appointed by the Board of Directors to administer the Plan. The Administrator shall not be eligible to participate in the Plan.

     "Beneficiary" shall mean the person(s) to receive the Stock following a Participant's death, as most recently designated by the Participant in a written instrument delivered to the Administrator or, absent such designation, the Participant's estate. If more than one person is named as Beneficiary, distributions shall be made pro rata to such persons, except when otherwise indicated by the Participant.

     "Deferred Feature" shall mean the provisions of the Plan that permit an Eligible Director to defer payment of his Director's Fees on the terms and conditions of the Plan.

     "Deferred Stock Unit" shall mean the equivalent of one share of Stock and shall evidence an unsecured, unfunded right to receive from the Company one share of Stock, subject to the conditions contained in the Plan.

     "Determination Date" shall mean the Trading Day that is five business days following the date on which the Company announces its earnings for the most recently ended fiscal quarter through a generally disseminated press release.

     "Director's Fees" shall mean for any period the sum of the amounts payable in Stock to an Eligible Director as a retainer for serving as a director in that period and as fees for attendance at regular or special meetings of the Board of Directors or any committee of the Board for that period. For this purpose, an annual retainer shall be deemed earned in equal daily increments.

     "Distribution Date" shall mean the first Trading Day on or after the date upon which the Participant ceases to be a director of the Company.

     "Eligible Director" shall mean a member of the Board of Directors of the Company who is not a full-time, salaried employee of the Company or any of its affiliates or subsidiaries.

     "Fair Market Value" for any date shall mean the average of the highest and lowest prices of the Stock as reported for the New York Stock Exchange Composite Transactions on that date.

     "Participant" shall mean any Eligible Director who has elected, in accordance with paragraph 5 below, to participate in the Deferred Feature of this Plan.

     "Plan Year" shall mean the fiscal year of the Company, except that the initial Plan Year shall be the period beginning April 3, 2000, and ending December 31, 2000.

     "Stock" shall mean the Common Stock, par value $0.10 per share, of the Company.

     "Trading Day" shall mean a day on which the Common Stock is traded on the New York Stock Exchange.

     3. Payment of Director's Fees. All Director's Fees shall be payable by the Company by the issuance to the Directors of certificates evidencing the Stock issuable in payment of such Director's Fees on the Determination Date or the Distribution Date if the Eligible Director elects to be a Participant, except that for the first Plan Year, the payment will be made the later of (i) the applicable Determination Date or the Distribution Date if the Eligible Director elects to be a Participant or (ii) within five business days following shareholder approval of the Plan. The number of shares of Stock issuable in payment of Director's Fees (or, in the case of a Participant in the Deferred Feature, the number of Deferred Stock Units credited to his Account) shall be, as to each Eligible Director, (i) the Director's Fees of that Eligible Director during the previous fiscal quarter (or, if applicable, during the current fiscal quarter through the date the Eligible Director ceased to be a director of the Company) divided by (ii) the Fair Market Value of the Stock on the Determination Date immediately following the end of such fiscal quarter (or, if applicable, on the Distribution Date for an Eligible Director who ceased to be a director of the Company). Any fractional share of Stock (or fractional Deferred Stock Unit) shall be rounded up to the next whole share (or Unit).

     4. Administration. The Plan shall be administered by the Administrator. The interpretation and construction by the Administrator of the Plan shall be final. The Administrator shall not be liable for any action or determination made in good faith with respect to the Plan.

     5. Participation. To participate in the Deferred Feature of the Plan during the initial Plan Year, an Eligible Director must elect to become a Participant within 30 days after the Plan is adopted by the Board of Directors and, to begin participating in the Deferred Feature of the Plan for any other Plan Year, an Eligible Director must elect to become a Participant prior to the beginning of that Plan Year. An Eligible Director may elect to become a Participant by completing the election form attached as Exhibit A and delivering it to the Administrator. An Eligible Director who assumes office during a Plan Year may elect to participate in the Deferred Feature of the Plan for the remaining fiscal quarter(s) of that Plan Year by filing a completed election form with the Administrator prior to the first day of the next full fiscal quarter but no later than 29 days following his becoming a director. Once made, an election to participate in the Deferred Feature of the Plan shall continue to be effective for each successive Plan Year until terminated as provided herein. The Participant shall have no right to receive any Director's Fees for any Plan Year for which his election to participate in the Deferred Feature of the Plan is in effect, regardless of any subsequent termination of such participation, except for distributions provided for under the Plan. A Participant may elect to terminate his participation in Deferred Feature by written notice to the Administrator, effective for the first Plan Year beginning following receipt of the notice by the Administrator. A Participant who terminates his participation effective for any Plan Year may participate in the Plan for later Plan Year(s) by making the above-described election.

     6. Deferred Stock Units. Deferred Stock Units shall be credited to the Account of each Participant automatically as of each Determination Date on which the number of Deferred Stock Units to be credited is determined pursuant to paragraph 3 of this Plan and as provided in paragraphs 8 and 9 below. The Company shall prepare and send to each Participant a statement of his Account as of the end of each Plan Year, as soon as practicable after that date.

     7. Payment of Deferred Stock Units. No Participant shall have any rights to receive a distribution of the Deferred Stock Units credited to his Account until his Distribution Date. The distribution shall be made solely in shares of Stock and shall consist of one share of Stock for each Deferred Stock Unit credited to the Participant's Account. Distribution of the shares of Stock shall be to the Participant, if then living; otherwise, the shares shall be distributed to the Beneficiary.

     8. Cash Dividends. In the event of any cash dividends paid by the Company on the Stock, each Participant's Account shall be adjusted as of the payment date for the dividend by adding to his account the number of Deferred Stock Units (rounded up to the next whole Unit) equal to the quotient of (i) the dividend per share of Stock times the number of Deferred Stock Units credited to the Account on the record date of the dividend, divided by (ii) the Fair Market Value of the Stock as of the record date of the dividend.

     9. Changes in Stock. In the event of a stock dividend, split-up or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other similar capital change (other than a transaction in which the shareholders of the Company exchange their shares of stock in the Company), an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Deferred Stock Units may be credited under the Plan. A corresponding adjustment shall likewise be made changing the number of Deferred Stock Units credited to Accounts and the number or kind of shares distributable with respect to such Deferred Stock Units. In the event of a consolidation, merger or other reorganization in which the Company is not the surviving corporation, or any other such transaction in which the shareholders of the Company exchange their shares of stock in the Company, or in the event of complete liquidation of the Company, or in the case of a tender offer recommended by the Board of Directors, each Participant shall be entitled to receive the consideration he would have been entitled to had his Account been distributed immediately prior to the effective date of any such event.

     10. Effective Date. The Plan shall be effective beginning April 3, 2000, and subject to approval by the Company's shareholders present, or represented, and eligible to vote at the Company's annual meeting of shareholders to be held in 2000. The Plan shall be submitted for approval at such meeting. Until the Plan is approved by the Company's shareholders as required above, no Stock shall be issued to any Eligible Director under this Plan and all Deferred Stock Units shall be credited subject to such approval and no distribution of Stock shall be made with respect to any Participant's Account. If not approved as required above, the Plan shall be void and all Directors' Fees deferred shall be promptly disbursed in cash to each Eligible Director or his Beneficiary.

     11. Shares Subject to Plan. The maximum aggregate number of shares of Stock available pursuant to the Plan, subject to adjustment as provided in paragraph 9 above, shall be 300,000 shares of Stock. Shares distributed pursuant to the Plan may be authorized and unissued shares.

     12. Compliance With Securities Laws. The Company shall cause to be filed and maintained an effective Registration Statement on Form S-8, or a comparable successor form, to register the shares issuable pursuant to this Plan under the Act for so long as the Company is eligible to do so, and it shall do all acts required under applicable state securities laws to permit the issuance of the shares in compliance with those laws; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not so subject. If the Stock is listed upon any stock exchange when shares of Stock are issued pursuant to this Plan, the Company shall take all action necessary to comply with the requirements of such exchange relating to the issuance of those shares. Shares of Stock may be issued under this Plan only if the issuance and delivery of those shares shall comply with all relevant provisions of state and federal law including, without limitation, the Act, the rules and regulations promulgated requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Each Eligible Director shall consent to the imposition of a legend on the certificate representing the shares of Stock distributed to him or her, restricting his or her transferability as required by law or by this Plan.

     13. Units Not Transferable. Deferred Stock Units credited pursuant to this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution and no rights under this Plan may be exercised during an Eligible Director's lifetime except by him or his guardian or legal representative.

     14. No Shareholder Rights; No Trust. No Participant shall have any rights as a shareholder with respect to Deferred Stock Units credited to his Account. Nothing in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive Stock from the Company under this Plan, that right shall be no greater than the right of any unsecured general creditor of the Company.

     15. Termination and Amendment of Plan. Subject to termination, modification or amendment as hereinafter provided, the Plan shall continue until April 2, 2005. No Deferred Stock Units shall be credited under the Plan after the Plan is terminated (except for adjustments as provided in paragraphs 8 and 9 above), but Stock may be distributed after that date as provided in paragraph 7 above. This Plan may at any time be terminated by the Board of Directors and may be modified or amended from time to time by the Board of Directors, provided, however, that no modification or amendment to the Plan shall
become   effective   unless  and  until  is  approved   by  the   Company's
shareholders. The amendment, suspension, or termination of the Plan shall not alter or impair any of a Participant's rights under the Plan prior to such amendment, suspension, or termination, without the consent of the Participant.

     16. Notices. Any notice under the Plan shall be in writing and shall be effective when received. Notices to the Participants, and the certificates for shares issued under the Plan, shall be sent to the applicable address indicated on the most recently filed election to participate in the Plan, or on the most recent written notice by the Participant subsequently delivered to the Administrator. Notices to the Administrator shall be sent to the Administrator for the Directors' Deferred Stock Compensation Plan, Cone Mills Corporation, 3101 N. Elm Street, Greensboro, North Carolina 27415-6540.

     17. Miscellaneous. Nothing in the Plan shall confer upon any Eligible Director any right to be retained as a director. As used in the Plan, words in the singular include the plural, and the masculine includes the feminine genders, as appropriate.

                                      EXHIBIT A
                                      ELECTION

To:      Administrator for the
         2000 Stock Compensation Plan for Non-Employee Directors
         Cone Mills Corporation
         Greensboro, North Carolina

     I hereby elect to participate in, and agree to be bound by the terms and conditions of, the Deferred Feature of the Cone Mills Corporation 2000 Stock Compensation Plan For Non-Employee Directors ("Plan"), a copy of which is attached hereto. I understand the Plan is unfunded and that this election shall be effective for the next Plan Year (as defined in the Plan) and for each successive Plan Year until my participation is terminated as provided in the Plan.

     In the event of my death, I hereby designate as my Beneficiary (as defined in the Plan) to receive distributions of my Account in accordance with the terms of the Plan, the following person(s):

Name                                          Name

Address                                       Address

City       State         Zip                  City        State           Zip


Witness                  Date                 Director                Date

Address

City       State         Zip

RECEIPT ACKNOWLEDGED

CONE MILLS CORPORATION

By:

Date: